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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                         -------------------------------
                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                               Register.com, Inc.
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             (Exact name of registrant as specified in its charter)

                  Delaware                             11-323 9091
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(State of incorporation or organization)   (I.R.S. Employer Identification No.)

575 Eighth Avenue, 11th Floor, New York,                             10018
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(Address of principal executive offices)                           (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

           Title of each class                Name of each exchange on which
           to be so registered                each class is to be registered

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If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. |_|

If this form relates to the registration of a class of securities pursuant
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. |X| Securities Act registration statement file number to which this form if applicable) 333-93533
relates:                                                              ---------

Securities to be registered pursuant to Section 12(g) of the Act:

                                  Common Stock
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                                (Title of Class)

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                                (Title of Class)

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant's Securities to be Registered.

     For a description of the securities to be registered hereunder, reference is made to the information set forth under the heading "Description of Capital Stock" contained in the Registrant's Registration Statement on Form S-1, File No. 333-93533, as filed with the Securities and Exchange Commission on December 23, 1999, as amended, which information is hereby incorporated by reference.



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Item 2.  Exhibits.

     The following exhibits to this Registration Statement have been filed as exhibits to the Registrant's Registration Statement on Form S-1 and are hereby incorporated herein by reference.



3.1          Certificate of Incorporation, as amended.
3.2          Form of amended and restated certificate of incorporation to be in effect upon the closing of the offering.
3.3          Bylaws.
3.4          Form of amended and restated bylaws to be in effect upon the closing of the offering.
4.1          Specimen common stock certificate.
4.2          See Exhibits 3.1, 3.2 and 3.3 for provisions of the certificate of incorporation and bylaws defining the rights of holders of Common Stock.
4.3          Registration Rights Agreement.
4.4          Amended and Restated Stockholders Agreement.
4.5 Certificate of designations, preferences and relative, participating, optional and other special rights of preferred stock and qualifications, limitations and restrictions of Series A Convertible Preferred Stock.
4.6.1        Form of warrant to purchase common stock issued to Series A
               Convertible Preferred Stockholders.
4.6.2        Warrant to purchase common stock issued to Staples, Inc.
4.6.3        Warrant to purchase common stock issued to Palisade Private
               Partnership, LP.
4.6.4        Form of warrant to purchase common stock issued to Niles H. Cohen and Zachary Prensky.
4.6.5        Form of Amended and Restated Common Stock Purchase Warrant-Series A
               issued to Richard D. Forman, Peter A.
             Forman, Dan Levine and Capital Express LLC.
4.6.6        Warrants to purchase common stock issued to Legg Mason Wood Walker,
               Incorporated.
4.6.7        Form of warrant to purchase common stock issued to consultants.
4.6.8        Warrant to purchase common stock issued to Terrence Kaliner.
4.7.1        Employee Stock Option Certificate issued to Richard D. Forman.
4.7.2        Stock Option Certificate issued to Pondfield Associates, Inc.
10.1         1997 Stock Option Plan.
10.2         1999 Stock Option Plan.
10.6         2000 Stock Incentive Plan.
10.7         Employee Stock Purchase Plan.
10.12.1      Lock Up and Voting Agreement, dated February 2, 2000, by and between Register.com, Inc. and Staples, Inc.
10.12.2      Lock Up and Voting Agreement, dated February 28, 2000, by and between Register.com, Inc. and Staples, Inc.




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     SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.



(Registrant)     Register.com, Inc.
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Date             February 29, 2000
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By               /s/ Jack Levy
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                 Jack Levy
                 General Counsel and Secretary